Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Rare Element Resources Ltd.

Littleton, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2021, relating to the consolidated financial statements of Rare Element Resources Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Spokane, Washington

May 7, 2021